Exhibit j(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment Nos. 116 and 118 to the Registration Statement on Form N-1A of Fidelity Advisor Series II: Fidelity Advisor Limited Term Bond Fund (formerly Advisor Intermediate Bond Fund) of our report dated October 22, 2014 and Fidelity Advisor Mortgage Securities Fund of our report dated October 20, 2014 relating to the financial statements and financial highlights included in the August 31, 2014 Annual Reports to Shareholders of the above referenced funds which is also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts October 23, 2014